Exhibit 99.1

PRESS RELEASE

Blackbaud Updates 2018 Full-Year Financial Outlook
Management to host conference call Monday, October 8th at 6PM EDT

Charleston, S.C. (October 8, 2018) - Blackbaud, Inc. (NASDAQ: BLKB), the world’s leading cloud software company powering social good, today announced an update to its 2018 full-year financial outlook. In conjunction with this announcement, Blackbaud will host a conference call on Monday, October 8, 2018 at 6:00 p.m. EDT, to discuss this update. A live webcast will be available and archived on Blackbaud's Investor Relations website. To access the call from the U.S. and Canada, dial (800) 289-0462 and enter passcode 768280. View the full list of additional international call-in numbers here.

Financial Outlook
Blackbaud today updated its 2018 full-year financial guidance. The change in outlook is primarily associated with three categories:

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Reduction in one-time services revenue resulting from the continued business model transformation towards subscriptions-based recurring revenues. This represents roughly half of the updated change in our outlook.

•
Reduction in transaction-based revenue associated with; recent shift in trends in consumer behavior within the UK market, a shift in the mix of payment methods within our Tuition Management business, and less major one time-events during 2018.

•	To a lesser extent, reduction in subscription-based recurring revenue.

	Updated Guidance	Previous Guidance
Non-GAAP revenue	$844 million to $854 million	$870 million to $890 million
Non-GAAP operating margin	19.3% to 19.6%	20.6% to 21.0%
Non-GAAP diluted earnings per share	$2.46 to $2.52	$2.75 to $2.88
Non-GAAP free cash flow	$143 million to $147 million	$165 million to $175 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community-nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing, and analytics. Serving the industry for

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more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Blackbaud Investor Contact
Mark Furlong
Director of Investor Relations
843.654.2097
mark.furlong@blackbaud.com

Blackbaud Media Contact
Brian Kosoy
Director, External Affairs
843.654.3004
brian.kosoy@blackbaud.com

Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP operating margin and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth

PRESS RELEASE

of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

As previously disclosed, beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.